                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -----------------


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:  July 11, 1997
                                         -------------


                         AMERITRUCK DISTRIBUTION CORP.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                             33-99716               75-2619368
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                  Identification No.)



                        City Center Tower II, Suite 1101
                301 Commerce Street, Fort Worth, TX  76102-5384
                -----------------------------------------------
                     Address of principal executive offices


       Registrant's telephone number, including area code: (817) 332-6020
                                                           --------------

Item 5.    Other Events

       On June 27, 1997, AmeriTruck Distribution Corp. (the "Company") acquired
                                                             -------
all of the capital stock of Tran-Star, Inc. ("Tran-Star"), which was owned by
                                              ---------
Allways Services, Inc. ("Allways").  Tran-Star is a carrier of refrigerated and
                         -------
non-refrigerated products. Tran-Star had 1996 revenues of $68.5 million. The purchase price was $2.6 million, $1.6 million of which was paid in cash and $1 million of which was delivered in the form of a subordinated promissory note due in 2000 (the "Seller Note"). Of this, $1.5 million in cash and the Seller Note
              -----------
were assigned to Norfolk Southern Corporation ("Norfolk") as satisfaction of all
                                                -------
amounts owed to Norfolk. The Company also assumed or refinanced indebtedness estimated at approximately $30 million. In addition, under the terms of the agreement, the Company leased a terminal at Etters, Pennsylvania from an Allways affiliate for one year, and will purchase the property at the end of the lease term for $400,000, less the amount of certain environmental remediation costs incurred by the Company or Tran-Star in connection with the property. Tran-Star, headquartered in Waupaca, Wisconsin, operates primarily in between the upper midwestern U.S. and the northeast and southeast, with terminals at Etters and Wyalusing, Pennsylvania.

       Also as part of the transaction, the Company, Tran-Star, and Norfolk entered into an Indemnity Agreement, pursuant to which Tran-Star and the Company agreed to indemnify Norfolk for certain environmental liabilities with respect to the Etters, Pennsylvania property.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits


  Exhibit
  Number                                 Description
  ------                                 -----------
(a)               Financial Statements of Business Acquired
                  -----------------------------------------

                  (i)  Audited:

                       Report of Independent Auditors

                       Consolidated Balance Sheets at December 31, 1996 and 1995

                       Consolidated Statements of Operations and Retained
                  Earnings (Accumulated Deficit) and Cash Flows for years ended
                  December 31, 1996, 1995 and 1994.

                       Notes to Consolidated Financial Statements

                  (ii) Unaudited:

                  Note: It is currently impractical to provide financial statements for Tran-Star, Inc. for the three months ended
                  March 31, 1997. These financial statements will be filed as soon as they are available, but not later than September 8, 1997.


(b)               Pro Forma Financial Information
                  -------------------------------

                  Note: It is currently impracticable to provide the pro forma financial information required by Article 11 of Regulation S-X. This pro forma financial information will be filed as soon as it is available, but not later than September 8, 1997.

(c)               Exhibits
                  --------



2                 Stock Purchase Agreement, dated as of June 27, 1997, among
                  AmeriTruck Distribution Corp., Allways Services, Inc., and
                  Transtar Services, Inc.

                  The following exhibits have been omitted:*

                         Exhibit A:   Seller Note
                         Exhibit B-1:   Norfolk Southern Settlement
                         Exhibit B-2:  Norfolk Southern Indemnity
                         Exhibit C:   Lease Agreement
                         Exhibits D-1, D-2, D-3 and D-4:  Employment
                                   Agreements
                         Exhibits E-1, E-2, and E-3:  Non-Competition
                                   Agreements
                         Exhibit F:   Tax Agreement
                         Exhibit G:   Opinion of Counsel to Seller, Tran-Star,
                                   and Services
                         Exhibit H:   Opinion of Counsel to Buyer

                  * The Registrant undertakes to furnish supplementally to the Commission, upon request, any omitted exhibit.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERITRUCK DISTRIBUTION CORP.


Dated:  July 11, 1997                By:  /s/ J. Michael May
                                          ------------------
                                          J. Michael May
                                     Title:  General Counsel and Secretary

                                Tran-Star, Inc.

                       Consolidated Financial Statements


                  Years ended December 31, 1996, 1995 and 1994



                                    CONTENTS

Report of Independent Auditors.....................................................  1

Consolidated Financial Statements

Consolidated Balance Sheets........................................................  2
Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit)..  4
Consolidated Statements of Cash Flows..............................................  5
Notes to Consolidated Financial Statements.........................................  7

                         Report of Independent Auditors

The Stockholder
Tran-Star, Inc.

We have audited the accompanying consolidated balance sheets of Tran-Star, Inc. (the Company), a wholly owned subsidiary of Allways Services, Inc. (Allways), as of December 31, 1996 and 1995, and the related consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the CompanyOs management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                            Ernst & Young LLP


Milwaukee, Wisconsin
February 27, 1997, except for Note 4, as to which the date is February 28, 1997, and Notes 2 and 9, as to which the date is June 27, 1997

                                Tran-Star, Inc.

                          Consolidated Balance Sheets



                                                        DECEMBER 31
                                                     1996         1995
                                                --------------------------

 ASSETS
 Current assets:
   Cash and cash equivalents (Note 4)             $   101,903  $   888,317
   Short-term investments (Note 4)                  1,800,000    1,800,000
   Accounts receivable, less allowance for
    uncollectible accounts of $188,610 in
    1996 and $61,380 in 1995 (Note 4)               6,677,362    6,939,729

   Advances to drivers, less
    allowance for
    uncollectible accounts
    of $35,857 in 1996 and
    $60,605 in 1995                                    99,499      173,502

   Due from Norfolk Southern                            7,269            -
    Corporation (Note 2)
   Deposits                                           112,500      112,500
   Prepaid expenses:
         Licenses and permits                         273,748    1,107,110
         Messaging services                                 -      228,001
         Insurance                                    348,449      305,821
         Other                                         37,916       36,889
   Tires, maintenance parts and supplies              486,331      391,033
   Lease receivables from drivers, less
    allowance for uncollectible
    accounts of $74,250 (Note 3)                       87,428            -

   Deferred income taxes (Note 6)                   1,778,545    1,559,070
                                                  ------------------------
 Total current assets                              11,810,950   13,541,972

 Lease receivables from
  drivers, less allowance
  for uncollectible accounts
  of $133,151 (Note 3)                                156,503            -


 Property and equipment:
       Land                                           109,907      109,907
       Building and
        improvements                                1,096,675    1,037,793
       Tractors and trailers
        (Note 4)                                   49,613,143   50,129,743
       Systems and
        communications
        equipment                                   2,701,911    2,649,719
       Office and garage
        equipment                                     183,590      154,989
       Automobiles                                    103,757      103,757
                                                 -------------------------
                                                   53,808,983   54,185,908
       Less accumulated depreciation               19,629,986   11,849,558
                                                 -------------------------
                                                   34,178,997   42,336,350
                                                 -------------------------
 Total assets                                     $46,146,450  $55,878,322
                                                 =========================

See accompanying notes

                                      DECEMBER 31
                                   1996          1995
                                ---------------------------

 LIABILITIES AND
  STOCKHOLDER'S EQUITY
 Current liabilities:
   Accounts payable            $ 2,018,514   $ 2,000,905
   Due to Norfolk Southern
    Corporation (Note 2)           774,835       266,443
   Due to affiliate (Note 8)       508,087             -
   Accrued liabilities           2,531,445     2,182,213
   Reserve for purchase
    liabilities (Note 2)                 -       215,140
   Reserve for freight and
    casualty claims              2,972,813     3,133,767
   Long-term debt due within
    one year (Note 4)           10,091,413    10,250,623
                              --------------------------
 Total current liabilities      18,897,107    18,049,091




 Other long-term liabilities
  (Note 2)                               -       704,835

 Long-term debt (Note 4)        21,808,387    25,889,887



 Deferred income taxes
 (Note 6)                        5,291,901     6,647,563

 Commitments and
  contingencies (Note 5)




 Stockholder's equity
 (Note 4):
   Common stock, no par
    value, 2,800 shares
    authorized; 206 shares
    issued and outstanding       6,123,000     6,123,000
   Accumulated deficit          (2,587,642)     (319,813)
                              ---------------------------
                                 3,535,358     5,803,187
   Less net due from
    affiliates (Note 8)         (3,386,303)   (1,216,241)
 Total stockholder's equity        149,055     4,586,946
                              ---------------------------
 Total liabilities and
  stockholder's equity         $46,146,450   $55,878,322
                              ===========================

See accompanying notes

                                Tran-Star, Inc.

          Consolidated Statements of Operations and Retained Earnings
                             (Accumulated Deficit)


                                                   YEAR ENDED DECEMBER 31
                                              1996          1995          1994
                                        -----------------------------------------
  Operating revenue                       $68,475,522   $65,565,888   $60,338,842

  Operating expenses:
    Salaries, wages and
     benefits                              27,330,195    25,933,094    23,044,972
    Operations and maintenance             23,705,631    20,362,481    17,765,193
    Rents and purchased
     transportation                         3,818,140     3,638,185     4,646,227
    Operating taxes and
     licenses                               2,213,706     2,159,769     2,128,425
    Insurance and claims                    3,123,186     3,919,911     3,186,646
    Depreciation                            8,044,477     6,739,192     5,700,368
    Communications and
     utilities                                879,471       888,776       899,270
    Miscellaneous operating
     expenses                                 517,671       189,390       293,620
                                          ---------------------------------------
  Total operating expenses                 69,632,477    63,830,798    57,664,721
                                          ---------------------------------------

  Income (loss) from                       (1,156,955)    1,735,090     2,674,121
   operations

  Other income (expense):
    Interest expense, net                  (2,644,911)   (2,319,634)   (2,143,174)
    Gain on sale of
     equipment, net                            13,900        38,311        45,346
                                          ---------------------------------------
  Income (loss) before income
   taxes                                   (3,787,966)     (546,233)      576,293

  Income taxes (Note 6)                    (1,520,137)     (158,443)      508,316
                                          ---------------------------------------
  Net income (loss)                        (2,267,829)     (387,790)       67,977

  Retained earnings
   (accumulated deficit),
   beginning of year                         (319,813)       67,977             -

                                          ---------------------------------------
  Retained earnings
   (accumulated deficit), end
   of year                                $(2,587,642)  $  (319,813)  $    67,977
                                         =========================================



See accompanying notes.

                                Tran-Star, Inc.

                     Consolidated Statements of Cash Flows


                                                   YEAR ENDED DECEMBER 31
                                              1996          1995           1994
                                        ------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                         $(2,267,829)  $   (387,790)  $    67,977
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
 Depreciation                               8,044,477      6,739,192     5,700,368
 Gain on sale of equipment, net               (13,900)       (38,311)      (45,346)
 Deferred income taxes                     (1,575,137)      (212,966)      459,423
 Reversal of reserve for purchase            (215,140)             -             -
  liabilities
 Change in assets and liabilities:
  Accounts receivable                         262,367       (692,727)    1,552,088
  Advances to drivers                          74,003        (66,169)      (62,033)
  Deposits                                          -              -      (112,500)
  Prepaid expenses                          1,017,708       (199,736)     (735,925)
  Tires, maintenance parts and supplies       (95,298)       156,327       108,625
  Other long-term assets                            -        390,148        65,853
  Accounts payable                             17,609        343,912       284,497
  Accrued liabilities                         349,232        289,847       720,495
  Accrued acquisition costs and                     -         (1,371)     (111,516)
   purchase liabilities
  Reserve for freight and casualty
   claims                                    (160,954)     1,316,980       171,791
                                          ----------------------------------------
Net cash provided by operating
 activities                                 5,437,138      7,637,336     8,063,797

INVESTING ACTIVITIES
Property and equipment additions             (236,789)   (20,035,406)   (4,747,223)
Proceeds from sale of equipment, net          141,530        796,849     1,313,469
Payment of deferred expenses related to
 lease receivables from drivers               (70,839)             -             -

Proceeds from payment on lease                 48,943              -             -
 receivables from drivers
Reimbursement from (payment to) Norfolk
 Southern Corporation                        (203,712)        34,092     1,381,982

Net advances to affiliates                 (1,661,975)      (166,341)   (1,181,773)
Purchase of short-term investments                  -     (1,800,000)            -
                                          ----------------------------------------
Net cash used in investing activities      (1,982,842)   (21,170,806)   (3,233,545)

FINANCING ACTIVITIES
Proceeds from borrowings on long-term
 debt                                       1,284,342     18,794,553     5,279,313
Payments on long-term debt                 (5,525,052)    (9,252,222)   (7,881,134)
                                          ----------------------------------------
Net cash provided by (used in)
 financing activities                      (4,240,710)     9,542,331    (2,601,821)
                                          ----------------------------------------
Net increase (decrease) in cash and
 cash equivalents                            (786,414)    (3,991,139)    2,228,431
Cash and cash equivalents at beginning
 of year                                      888,317      4,879,456     2,651,025
                                          ----------------------------------------
Cash and cash equivalents at end of year  $   101,903   $    888,317   $ 4,879,456
                                          ========================================


See accompanying notes.

                                Tran-Star, Inc.

                                                 YEAR ENDED DECEMBER 31
                                             1996         1995         1994
                                        ---------------------------------------
 Cash paid during the year
  for:
       Interest                            $2,696,349   $2,626,805   $2,331,788
       Income taxes                            62,359       69,331      103,702

 Significant non-cash transactions are as
  follows:
     During 1996, as discussed in Note 3,
       the net book value of $222,035 of
       certain tractors was accounted for
       as sold to drivers pursuant to
       capital leases; and
     During 1994, prepaid messaging units
       of $716,750 were received from
       Norfolk Southern pursuant to the
       Transtar Agreement, as discussed
       in Note 2.

                                Tran-Star, Inc.

                  Notes to Consolidated Financial Statements

                               December 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Tran-Star, Inc. (Tran-Star or the Company) and its wholly owned subsidiary Pro-Trans Services, Inc. (Pro-Trans). All significant intercompany accounts and transactions have been eliminated in consolidation.

ORGANIZATION

On December 31, 1993, Allways Services, Inc. (Allways) purchased all of the issued and outstanding common stock of Transtar Services, Inc. (Transtar Services), which owned Tran-Star, Inc., from Norfolk Southern (NS) pursuant to a stock purchase agreement (the Transtar Agreement) (see Note 2).

After the acquisition, Transtar Services was a wholly owned subsidiary of Allways, and Tran-Star was a wholly owned subsidiary of Transtar Services. On December 31, 1994, Transtar Services declared a stock dividend transferring the shares of Tran-Star to Allways. After the dividend, Tran-Star was a wholly owned subsidiary of Allways.

NATURE OF OPERATIONS

The Company is a motor carrier operating throughout the United States and certain Canadian provinces, specializing in time and temperature sensitive services. The CompanyOs corporate office and main terminal is located in Waupaca, Wisconsin.

The Company's revenues are generated primarily in the United States. The Company performs periodic credit evaluations of its customersO financial condition and generally does not require collateral.

Approximately 15%, 16% and 20% of the CompanyOs 1996, 1995 and 1994 consolidated operating revenue, respectively, were from one customer.

                                Tran-Star, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. These investments are carried at cost which approximates market.

SHORT-TERM INVESTMENTS

Short-term investments are classified as available-for-sale securities and are highly liquid debt instruments. These securities have a put option feature that allows the Company to liquidate the investments at its discretion and are backed by a letter of credit from the financial institution. These investments are carried at cost which approximates market.

LICENSES AND PERMITS

Licenses and permits are amortized to expense over the term (generally one year) of the applicable license or permit.

PREPAID MESSAGING SERVICES

The Company prepaid the cost of certain messaging services that were amortized over the term of the agreement which expired in 1996.

TIRES, MAINTENANCE PARTS AND SUPPLIES

Tires, maintenance parts and supplies are recorded at cost and expensed when used.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the following useful lives (in years):

Buildings and improvements              5 - 35
Tractors and trailers                   2 - 7
Systems and communication equipment     1 - 5
Office and garage equipment             1 - 5
Automobiles                             1 - 4

In calculating depreciation for tractors and trailers, a 20% salvage factor is utilized.

                                Tran-Star, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue and related transportation costs upon delivery.

INCOME TAXES

The Company is part of the consolidated income tax return of Allways. The provision for income taxes recorded in the consolidated statements of operations and retained earnings (accumulated deficit) reflects the provision for income taxes of the Company on a stand-alone basis. Also, reported net operating loss carryforwards and the related deferred tax assets represent those net operating loss carryforwards created by the Company.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

2. ACQUISITION OF TRAN-STAR

Allways accounted for its acquisition of Transtar Services and Tran-Star, discussed in Note 1, under the purchase method. The $33,554,873 purchase price consisted of $27,131,873 in cash and a $6,423,000 subordinated note due NS and has been allocated based on the fair value of the assets acquired and liabilities assumed and pushed down into the Company's consolidated financial statements as follows:

Cash                                        $   451,025
Accounts receivable                           7,799,090
Due from NS                                   2,110,750
Other assets                                  1,899,446
Fixed assets                                 31,824,192
Accounts payable                               (751,098)
Accrued liabilities                          (2,086,396)
Reserve for purchase liabilities               (234,900)
Reserve for freight and casualty claims      (2,594,200)
Deferred income taxes, net                   (4,863,036)
                                          -------------
Total purchase price                        $33,554,873
                                          =============

                                Tran-Star, Inc.

2. ACQUISITION OF TRAN-STAR (CONTINUED)

The Transtar Agreement had a base working capital provision which provided that, to the extent the December 31, 1993 working capital, as defined, varied from the agreed-upon amount, Allways or NS would be required to reimburse the other for the difference. Accordingly, because the working capital was below the specified amount at December 31, 1993, the Company established a receivable from NS totaling $1,300,000, which was received in August 1994.

In addition, due to a shortfall in the number of tractors and trailers acquired at December 31, 1993, the Company established a receivable from NS totaling $810,750. This receivable was settled through a payment of $94,000 in cash and $716,750 of messaging units in 1994.

The Transtar Agreement has cross-indemnification provisions relating to tax and claim matters providing that, to the extent the actual payments are more or less than the liabilities in place at December 31, 1993, NS will pay Allways or Allways will pay NS, as the case may be, for any resulting difference. On January 12, 1996, the Company signed an agreement with NS to settle the claim payment matter (Claims Agreement). Pursuant to the Claims Agreement, all the related claims will be settled by NS, which retains all risks related thereto. The Claims Agreement provided for monthly payments of the recorded balance through June 1998. On June 27, 1997, the Company and Allways entered into a settlement agreement with NS, amending the payment terms of the Claims Agreement, pursuant to which Tran-Star paid the remaining liability.

During 1996, management determined that the remaining reserve for purchase liabilities, which was originally established at the time of the acquisition, was unnecessary and reversed the remaining amount recorded. Accordingly, $215,140 of income is included in insurance and claims expenses in the 1996 consolidated results of operations related to this reversal.

3. LEASE RECEIVABLES FROM DRIVERS

During 1996, the Company leased certain of its tractors to independent operators under sales-type leases. The net gain generated upon sale and any interest subsequently earned on the receivable balance have been deferred as an allowance against the related lease receivables. The leases bear interest at 10% to 13% and are secured by the respective tractor units. Future minimum lease payments under these leases subsequent to December 31, 1996 are as follows:


     Year                        Lease Payments        Allowance            Net Balance
     ---                         ------------------------------------------------------
     1997                          $   161,678
     1998                              170,907
     1999                              118,747
                                   -----------
     Total                             451,332         $   207,401           $   243,931
     Less current portion              161,678              74,250                87,428
                                   -----------------------------------------------------
     Long-term portion             $   289,654         $   133,151           $   156,503
                                   =====================================================

4. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                                      1996                 1995
                                                                 ---------------------------------
Notes due in monthly principal and interest payments, at
  various interest rates ranging from 6.52% to 10% per
  annum, through various dates through January 2001                $31,899,800          $36,140,510
Less current maturities                                             10,091,413           10,250,623
                                                                   -----------          -----------
                                                                   $21,808,387          $25,889,887


At December 31, 1996, all of the above notes were guaranteed by Allways and secured by specific fleet assets, which, in total, comprise the majority of the CompanyOs fleet. Over 75% of the Company's outstanding debt is also secured by the Company's accounts receivable, contract rights, chattel paper and general intangibles. The Company, pursuant to covenants in the loan and security agreement covering various notes, may not pay dividends or make certain investments, except as provided for in the Transtar Agreement or as approved by the lender.

Aggregate maturities of long-term debt outstanding as of December 31, 1996, are as follows:

                1997         $10,091,413
                1998           9,717,140
                1999           6,785,670
                2000           5,015,675
                2001             289,902
                             -----------
                             $31,899,800
                             ===========

                                Tran-Star, Inc.

4. LONG-TERM DEBT (CONTINUED)

At December 31, 1996, the Company had $3,032,000 of letters of credit outstanding to support certain insurance policies.

On February 28, 1997, the Company obtained a revolving credit facility (the Credit Facility), with interest payable monthly at 2% above the Citibank, N.A. base rate, expiring March 31, 1998. Amounts available are limited to the lesser of $6,000,000 or the amount of eligible receivables, as defined. The Credit Facility requires the Company to maintain a debt service coverage ratio, as defined, places limitations on employee advances and executive compensation increases and prohibits payment of dividends. Outstanding balances and letters of credit are collateralized by the accounts receivable and general intangible assets of the Company, as defined. Outstanding letters of credit may not exceed $4,000,000 and reduce the amount available under the Credit Facility. A fee of 2% per annum is due monthly on the outstanding letters of credit.

It was not practicable to estimate the fair value of the CompanyOs long-term debt securities because of a lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

5. COMMITMENTS AND CONTINGENCIES

The Company leases office space and parking facilities under noncancelable operating leases expiring in 1999. The Company also rents office equipment under cancelable operating leases. Certain leases provide for purchase or renewal options. Rent expense charged to operations relating to all operating leases totaled $65,068 in 1996, $84,847 in 1995 and $69,346 in 1994.

Future minimum payments, under noncancelable operating leases with remaining terms in excess of one year, consisted of the following at December 31, 1996:

                 1997                              $ 53,648
                 1998                                33,914
                 1999                                15,000
                                                 ----------
                                                   $102,562
                                                 ==========

The Company is involved in various litigation and legal proceedings, including bodily injury and property damage claims. In the case of bodily injury and property damage, the Company is partially self-insured and has accrued for all claim exposure for which a loss is probable and reasonably estimable. Based on current information, management

                                Tran-Star, Inc.

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

believes that any difference between the future costs and the amounts accrued, if any, for all existing litigation will not be material to the CompanyOs financial position or results of operations.

6. INCOME TAXES

At December 31, 1996, Tran-Star has federal and state net operating loss carryforwards of $11,264,000 and $6,725,000, which begin to expire in 2009 and 1997, respectively.

The provision (benefit) for income taxes is comprised of the following:

                                         YEARS ENDED DECEMBER 31
                                          1996      1995    1994
                                      ---------------------------
                                             (In Thousands)
            Current -
            State                        $    55    $  55   $  49

            Deferred:
            Federal                       (1,339)    (181)    390
            State                           (236)     (32)     69
                                          (1,575)    (213)    459
                                      ---------------------------
Provision (benefit) for income taxes     $(1,520)   $(158)  $ 508
                                      ===========================

The differences between the provision (benefit) for income taxes and income taxes (benefit) computed using the U.S. federal income tax rate (34%) for the years ended December 31, 1996, 1995 and 1994, are as follows:

                                           YEARS ENDED DECEMBER 31
                                            1996      1995    1994
                                        ---------------------------
                                               (In Thousands)

Provision (benefit) at statutory rate      $(1,288)   $(186)  $ 196
State taxes (benefit), net
 of federal benefit                           (123)      13      56
Effect of nondeductible
 (nontaxable) items                            (22)      31     242
 Other                                         (87)     (16)     14
                                        ---------------------------
Provision (benefit) for income taxes       $(1,520)   $(158)  $ 508
                                        ===========================

                                Tran-Star, Inc.

6. INCOME TAXES (CONTINUED)

At December 31, 1996 and 1995, the Company has the following net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes:

                                            1996      1995
                                        -------------------
                                            (In Thousands)
Deferred tax liabilities:
  Fixed assets                            $ 9,437   $ 8,657
  Prepaid expenses                            271       628
                                        -------------------
            Total deferred tax              9,708     9,285
             liabilities

Deferred tax assets:
 Accounts receivable                          165        47
 Freight, casualty,
  health and worker's                       1,572     1,706
  compensation claims

 Reserve for purchase                           -        82
  liabilities
 Revenue recognition--                        107       160
  difference
  inEaccounting methods
 Vacation accrual                             164       164
 Net operating loss                         4,145     2,009
  carryforwards
 Other                                         41        28
Total deferred tax assets                   6,194     4,196
                                        -------------------
Net deferred tax liability                $ 3,514   $ 5,089
                                        ===================

The net current and noncurrent components of deferred taxes recognized at December 31, 1996 and 1995 are as follows:

                                             1996      1995
                                         -------------------
                                           (In Thousands)

Net current asset                         $ 1,778   $ 1,559
Net noncurrent liability                   (5,292)   (6,648)
                                          -----------------
                                          $(3,514)  $(5,089)
                                          =================

7. PROFIT-SHARING PLAN

Tran-Star has a defined contribution profit-sharing plan covering substantially all full-time employees (the Plan) that permits employees to make 401(k) contributions. The Plan also provides for discretionary employer matching and lump-sum contributions. The Company incurred expenses of approximately $45,000, $32,000 and $23,000 related to the profit-sharing plan in 1996, 1995 and 1994, respectively.

                                Tran-Star, Inc.

8. RELATED-PARTY TRANSACTIONS

Effective January 1, 1995, the Company was charged a fee for management services provided by Allways on behalf of the Company. For both 1996 and 1995, the charge was $107,979, based on an allocation of specific management personnel salaries.

The Company rents a service terminal in Etters, Pennsylvania (Etters) from Transtar Services under a month-to-month lease. Under the terms of the agreement, in lieu of rental payments, the Company is responsible for payment of property taxes and maintenance of the property. Total amounts expensed by the Company relating to this property were $56,400, $54,052 and $52,522 for 1996, 1995 and 1994, respectively. Management believes these payments would approximate rent to an unrelated third party for similar property.

Certain services, such as legal and accounting, are performed by third parties for the benefit of both Tran-Star and Proline Carriers, Inc. (Proline), also a wholly owned subsidiary of Allways. Where possible, these costs are allocated to each entity based on actual services rendered. For expenses incurred benefiting both Tran-Star and Proline, costs have been allocated 60% to Tran-Star and 40% to Proline based upon an agreement between the companies.

The Company performed services, such as certain finance functions (e.g., credit and collections, payroll, accounts payable and general ledger accounting and reporting), on behalf of Proline and Proline-performed services, such as risk management administration and driver recruitment, on behalf of the Company. Costs for such services are determined from the salaries of the respective employees performing these tasks, allocated based on the estimated time spent by the employees serving the Company and Proline. Net amounts charged by Tran-Star to Proline for these services totaled $536,000 and $372,000 for 1996 and 1995, respectively. No amounts were charged for 1994.

The Company advances funds to certain entities owned by Allways. These advances are reflected in the Due from Affiliates account in the accompanying consolidated balance sheets. Interest is charged monthly based on the average monthly outstanding balance at a rate approximating the Company's incremental borrowing rate, which averaged 8.7%, 8.8% and 8.6% in 1996, 1995 and 1994, respectively. The Company recorded interest income of $181,100, $71,400 and $12,900 during 1996, 1995 and 1994, respectively, from these entities. On February 18, 1997, the Board of Directors authorized, through

                                Tran-Star, Inc.

8. RELATED-PARTY TRANSACTIONS (CONTINUED)

various intercompany transactions, the forgiveness of the Due from Affiliates. Accordingly, these advances have been presented in the accompanying consolidated balance sheets as reductions to stockholder's equity. This presentation is reflective of the assumption that the advances are deemed dividends by the Company to Allways and its affiliates.

On February 18, 1997, Allways and its wholly owned subsidiaries, including the Company, entered into a Separation and Services Agreement (Separation Agreement) effective January 1, 1997, confirming the 60/40 cost allocations described above. Also, pursuant to the Separation Agreement, net cash collected or paid by the Company on behalf of Proline from December 1, 1996, through and including February 18, 1997, is to be remitted to Proline ($103,087 collected on behalf of Proline through December 31, 1996). In addition, $405,000 is to be paid by the Company to Proline as part of the Separation Agreement. At December 31, 1996, management has recorded the amounts due Proline related to the Separation Agreement of $508,087 as a current liability in the consolidated balance sheet.

9. SUBSEQUENT EVENT

On June 27, 1997, the Company was sold to AmeriTruck Distribution Corporation.